Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
11/9/2020	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS THIRD QUARTER 2020 RESULTS

•	Comparable sales continued to improve globally, driven by positive comparable sales of 4.6% in the U.S.

•	Diluted earnings per share of $2.35 increased 11%; excluding strategic gains, diluted earnings per share of $2.22 increased 5%

•	McDonald's will host a virtual Investor Update today, beginning at 8:30 a.m. (Central Time) to share the evolution of its growth strategy and provide an update on strategic priorities

CHICAGO, IL - McDonald's Corporation today announced results for the third quarter ended September 30, 2020.

“The resilience of the McDonald's system was on display during the third quarter as the competitive strength of our business and the 3 D's – Digital, Delivery and Drive Thru – led to significant global comparable sales recovery,” said McDonald's Chief Financial Officer Kevin Ozan. “Our franchisees and restaurant teams around the world remain focused on running great restaurants and continuing to provide a safe environment for customers to enjoy our great tasting food.”

Third quarter financial performance:

•	Global comparable sales declined 2.2%. Monthly comparable sales results improved sequentially for all segments throughout the third quarter.

•	Consolidated revenues decreased 2% (2% in constant currencies).

•	Systemwide sales were flat with the prior year (decreased 1% in constant currencies).

•
Consolidated operating income increased 5% (3% in constant currencies) and included $139 million of strategic gains on the sale of McDonald’s Japan stock. Excluding these gains, operating income decreased 1% (2% in constant currencies).

•
Diluted earnings per share of $2.35 increased 11% (10% in constant currencies). Excluding $0.13 per share of strategic gains related to the sale of McDonald’s Japan stock, diluted earnings per share was $2.22 for the quarter, an increase of 5% (4% in constant currencies).

•	The Company declared a 3% increase in its quarterly cash dividend to $1.29 per share, payable on December 15, 2020.

THIRD QUARTER COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended September 30,
	2020	2019
U.S.	4.6%	4.8%
International Operated Markets	(4.4)	5.6
International Developmental Licensed Markets & Corporate	(10.1)	8.1
Total	(2.2)%	5.9%

•	Comparable Sales: Monthly comparable sales results improved sequentially for all segments throughout the third quarter of 2020.

•
U.S.: Comparable sales were positive throughout the quarter, benefiting from strong average check growth from larger group orders as well as strong performance at the dinner daypart. The Company's strategic marketing investments and resulting promotional activity drove low double-digit comparable sales for the month of September, including positive comparable sales across all dayparts. Comparable guest counts remained negative for the quarter.

•
International Operated Markets: Comparable sales results improved throughout the quarter, with consumer sentiment and government regulations impacting the pace of recovery from COVID-19. Limited operations also remained in place for some markets. Comparable sales varied across markets with negative comparable sales in France, Spain, Germany and the U.K., partly offset by positive comparable sales in Australia.

•
International Developmental Licensed Markets: Comparable sales results were impacted by negative comparable sales in Latin America and China, partly offset by strong positive comparable sales in Japan.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$5,418.1	$5,502.3	(2)%	(2)%	$13,894.0	$15,936.2	(13)%	(12)%
Operating income	2,526.4	2,409.3	5	3	5,181.1	6,777.2	(24)	(23)
Net income	1,762.6	1,607.9	10	8	3,353.3	4,453.2	(25)	(25)
Earnings per share-diluted	$2.35	$2.11	11%	10%	$4.47	$5.80	(23)%	(23)%
Results for the quarter reflected stronger operating performance in the U.S. due to higher sales-driven restaurant margins, partly offset by sales performance declines in the International Operated Markets and International Developmental Licensed Markets segments as a result of COVID-19. The nine months reflected sales performance declines in all segments as a result of COVID-19.
Results for the quarter and nine months 2020 included $139 million of pre-tax strategic gains, or $0.13 per share, related to the sale of McDonald’s Japan stock, which reduced the Company's ownership by about 3%. Results for the nine months also included $0.01 per share of pre-tax strategic charges primarily due to the write-off of impaired software that was no longer being used of $26 million, partly offset by $13 million of income primarily comprised of a reversal of a reserve associated with the Company's sale of its business in the India Delhi market in January 2020.
Results for the nine months 2019 included $80 million of pre-tax strategic charges, or $0.07 per share, primarily related to impairment associated with the purchase of our joint venture partner's interest in the India Delhi market, partly offset by gains on the sales of property at the former Corporate headquarters.
Results also included the following:

•	Lower incentive-based compensation expense for the quarter and nine months.

•	A net reduction of reserves for bad debts of $27 million for the quarter and an increase of reserves for bad debts of $66 million for the nine months, all related to rent and royalty deferrals.

•	The nine months included over $200 million of committed incremental franchisee support for marketing to accelerate recovery and drive growth across the U.S. and International Operated Markets.

◦	About $100 million was recorded in the U.S. and the remaining support was recorded in the International Operated Markets segment.
Foreign currency translation had a positive impact of $0.03 on diluted earnings per share for the quarter and no impact on diluted earnings per share for the nine months.

Outlined below is additional information for the quarter and nine months ended September 30, 2020:

EARNINGS PER SHARE-DILUTED RECONCILIATION

	Quarters Ended September 30,				Nine Months Ended September 30,
	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP earnings per share-diluted	$2.35	$2.11	11%	10%	$4.47	$5.80	(23)%	(23)%
Strategic (gains) charges	(0.13)	—			(0.12)	0.07
Non-GAAP earnings per share-diluted	$2.22	$2.11	5%	4%	$4.35	$5.87	(26)%	(26)%
Excluding the current year and prior year strategic gains and charges described above, for the quarter net income increased 3% (2% in constant currencies) and diluted earnings per share increased 5% (4% in constant currencies), and for the nine months net income decreased 28% (28% in constant currencies) and diluted earnings per share decreased 26% (26% in constant currencies).

RESTAURANT UPDATE
The Company has continued to follow the guidance of expert health authorities to ensure the appropriate precautionary steps are taken to protect the health and safety of our people and our customers.
The Company began the third quarter with nearly all restaurants globally open for business, and which currently remain open as of the date of filing. However, as a result of COVID-19 resurgences, since September, there have been numerous instances of government restrictions on operating hours, limited dine-in capacity in most countries and, in some cases, mandated dining room closures. These restrictions are impacting most of the Company's key markets outside of the U.S., including France, Germany, Canada and the U.K. The Company expects some restrictions in various markets so long as the COVID-19 pandemic continues.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other strategic charges and gains, as well as income tax provision adjustments related to the Tax Cuts and Jobs Act of 2017, and bases incentive compensation plans on these results, because the Company believes this better represents underlying business trends.
Comparable sales are compared to the same period in the prior year and represent sales at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters (which includes restaurants temporarily closed due to COVID-19 in 2020). Comparable sales exclude the impact of currency translation, and, since 2017, also exclude sales from Venezuela due to its hyper-inflation. Management generally identifies hyper-inflationary markets as those markets whose cumulative inflation rate over a three-year period exceeds 100%. Management believes that these exclusions more accurately reflect the underlying business trends. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. The goal is to achieve a relatively balanced contribution from both guest counts and average check.
Comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance, because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist solely of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and nine months ended September 30, 2020.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on November 9, 2020. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
McDonald’s will broadcast its virtual Investor Update live over the Internet at 8:30 a.m. (Central Time) on November 9, 2020. For additional information and registration details, please visit: http://investorupdate.mcd.com or the Investor Events section of the Company's Internet home page at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with about 39,000 locations in over 100 countries. Approximately 93% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 in the Company’s Form 8-K filing on November 9, 2020. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended September 30,	2020	2019	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,286.4	$2,416.6	$(130.2)	(5)%
Revenues from franchised restaurants	3,044.8	3,014.0	30.8	1
Other revenues	86.9	71.7	15.2	21

TOTAL REVENUES	5,418.1	5,502.3	(84.2)	(2)

Operating costs and expenses
Company-operated restaurant expenses	1,876.3	1,967.7	(91.4)	(5)
Franchised restaurants-occupancy expenses	567.9	559.5	8.4	2
Other restaurant expenses	69.2	57.5	11.7	20
Selling, general & administrative expenses
Depreciation and amortization	75.8	69.0	6.8	10
Other	454.7	474.6	(19.9)	(4)
Other operating (income) expense, net	(152.2)	(35.3)	(116.9)	n/m
Total operating costs and expenses	2,891.7	3,093.0	(201.3)	(7)

OPERATING INCOME	2,526.4	2,409.3	117.1	5

Interest expense	310.1	280.6	29.5	10
Nonoperating (income) expense, net	(0.8)	(23.5)	22.7	97

Income before provision for income taxes	2,217.1	2,152.2	64.9	3
Provision for income taxes	454.5	544.3	(89.8)	(16)

NET INCOME	$1,762.6	$1,607.9	$154.7	10%

EARNINGS PER SHARE-DILUTED	$2.35	$2.11	$0.24	11%

Weighted average shares outstanding-diluted	750.0	763.9	(13.9)	(2)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Nine Months Ended September 30,	2020	2019	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$5,905.9	$7,057.5	$(1,151.6)	(16)%
Revenues from franchised restaurants	7,740.8	8,670.0	(929.2)	(11)
Other revenues	247.3	208.7	38.6	18

TOTAL REVENUES	13,894.0	15,936.2	(2,042.2)	(13)

Operating costs and expenses
Company-operated restaurant expenses	5,077.5	5,821.0	(743.5)	(13)
Franchised restaurants-occupancy expenses	1,646.6	1,637.3	9.3	1
Other restaurant expenses	198.0	166.2	31.8	19
Selling, general & administrative expenses
Depreciation and amortization	220.3	193.6	26.7	14
Other	1,547.0	1,382.2	164.8	12
Other operating (income) expense, net	23.5	(41.3)	64.8	n/m
Total operating costs and expenses	8,712.9	9,159.0	(446.1)	(5)

OPERATING INCOME	5,181.1	6,777.2	(1,596.1)	(24)

Interest expense	909.2	838.9	70.3	8
Nonoperating (income) expense, net	(38.8)	(53.0)	14.2	27

Income before provision for income taxes	4,310.7	5,991.3	(1,680.6)	(28)
Provision for income taxes	957.4	1,538.1	(580.7)	(38)

NET INCOME	$3,353.3	$4,453.2	$(1,099.9)	(25)%

EARNINGS PER SHARE-DILUTED	$4.47	$5.80	$(1.33)	(23)%

Weighted average shares outstanding-diluted	749.8	768.1	(18.3)	(2)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions, except per share data	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and equivalents	$3,683.8	$898.5
Accounts and notes receivable	2,391.8	2,224.2
Inventories, at cost, not in excess of market	44.2	50.2
Prepaid expenses and other current assets	616.3	385.0
Total current assets	6,736.1	3,557.9
Other assets
Investments in and advances to affiliates	1,283.3	1,270.3
Goodwill	2,715.8	2,677.4
Miscellaneous	2,469.6	2,584.0
Total other assets	6,468.7	6,531.7
Lease right-of-use asset, net	13,276.2	13,261.2
Property and equipment
Property and equipment, at cost	40,088.6	39,050.9
Accumulated depreciation and amortization	(15,870.3)	(14,890.9)
Net property and equipment	24,218.3	24,160.0
Total assets	$50,699.3	$47,510.8
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	689.0	988.2
Lease liability	718.2	621.0
Income taxes	364.0	331.7
Other taxes	256.6	247.5
Accrued interest	340.2	337.8
Accrued payroll and other liabilities	1,223.4	1,035.7
Current maturities of long-term debt	2,688.8	59.1
Total current liabilities	6,280.2	3,621.0
Long-term debt	35,143.4	34,118.1
Long-term lease liability	12,736.0	12,757.8
Long-term income taxes	1,957.3	2,265.9
Deferred revenues - initial franchise fees	679.8	660.6
Other long-term liabilities	951.5	979.6
Deferred income taxes	1,423.2	1,318.1
Shareholders’ equity (deficit)
Preferred stock, no par value; authorized – 165.0 million shares; issued – none	—	—
Common stock, $.01 par value; authorized – 3.5 billion shares; issued – 1,660.6 million shares	16.6	16.6
Additional paid-in capital	7,854.7	7,653.9
Retained earnings	53,492.5	52,930.5
Accumulated other comprehensive income (loss)	(2,758.8)	(2,482.7)
Common stock in treasury, at cost; 915.5 and 914.3 million shares	(67,077.1)	(66,328.6)
Total shareholders’ equity (deficit)	(8,472.1)	(8,210.3)
Total liabilities and shareholders’ equity (deficit)	$50,699.3	$47,510.8

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
In millions	2020	2019	2020	2019
Operating activities
Net income	$1,762.6	$1,607.9	$3,353.3	$4,453.2
Adjustments to reconcile to cash provided by operations
Charges and credits:
Depreciation and amortization	440.1	413.4	1,287.1	1,204.3
Deferred income taxes	(38.0)	78.5	196.3	190.8
Share-based compensation	7.3	29.6	64.0	90.1
Other	(56.8)	(64.2)	(25.5)	2.2
Changes in working capital items	824.3	221.5	(602.8)	292.2
Cash provided by operations	2,939.5	2,286.7	4,272.4	6,232.8
Investing activities
Capital expenditures	(390.2)	(548.7)	(1,177.7)	(1,661.8)
Purchases of restaurant businesses	(6.7)	(41.0)	(50.0)	(434.8)
Sales of restaurant businesses	8.0	49.4	35.5	249.9
Sales of property	0.2	21.1	17.8	112.3
Other	120.8	(73.6)	(8.5)	(529.7)
Cash used for investing activities	(267.9)	(592.8)	(1,182.9)	(2,264.1)
Financing activities
Net short-term borrowings	(993.4)	(600.7)	(885.7)	(105.6)
Long-term financing issuances	2.8	1,975.0	5,543.0	4,494.8
Long-term financing repayments	(451.5)	(667.9)	(1,414.1)	(2,064.1)
Treasury stock purchases	(0.7)	(1,467.8)	(905.6)	(3,531.3)
Common stock dividends	(930.9)	(876.9)	(2,791.3)	(2,646.7)
Proceeds from stock option exercises	105.3	73.4	262.3	323.4
Other	(0.1)	(12.7)	(122.0)	(23.5)
Cash used for financing activities	(2,268.5)	(1,577.6)	(313.4)	(3,553.0)
Effect of exchange rates on cash and cash equivalents	25.0	(73.5)	9.2	(104.4)
Cash and equivalents increase	428.1	42.8	2,785.3	311.3
Cash and equivalents at beginning of period	3,255.7	1,134.5	898.5	866.0
Cash and equivalents at end of period	$3,683.8	$1,177.3	$3,683.8	$1,177.3